    As filed with the Securities and Exchange Commission on February 3,1997

                                                              File No. 811-7885

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940                [ ]


                                AMENDMENT NO. 1                          [X]


                        (Check appropriate box or boxes)

                            MERRILL LYNCH INDEX TRUST
               (Exact Name of Registrant as Specified in Charter)

                 P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Address of Principal Executive Offices)

                                 (609) 282-2800
              (Registrant's Telephone Number, including Area Code)

                                  ARTHUR ZEIKEL
                                    Box 9011
                        Princeton, New Jersey 08543-9011
                     (Name and Address of Agent for Service)


                                   Copies to:

        Counsel for the Fund:          and
        JOEL H. GOLDBERG, Esq.                      PHILIP L. KIRSTEIN, Esq.
Shereff, Friedman, Hoffman & Goodman, LLP        Merrill Lynch Asset Management
         919 Third Avenue                               P.O. Box 9011
      New York, New York 10022                 Princeton, New Jersey 08543-9011

                                EXPLANATORY NOTE


         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4. General Description of Registrant.


         Merrill Lynch Index Trust (the "Trust") is a no-load, open-end management investment company which was organized as a Delaware business trust on August 28, 1996. The Trust currently consists of four separate series or portfolios: Merrill Lynch S&P 500 Index Series, Merrill Lynch Small Cap Index Series, Merrill Lynch Aggregate Bond Index Series and Merrill Lynch International Index Series (collectively, the "Series," and each, a "Series"). Beneficial interests in the Trust corresponding to each Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in each Series may be made only by a limited number of institutional investors, including investment companies, common or commingled trusts, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act ("Investing Funds"). This Registration Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


         Each of the Series is a non-diversified investment company with different investment objectives and policies, so that investors may choose the Series which are most appropriate to their specific needs.


         There can, of course, be no assurance that the respective investment objectives of the Series can be achieved. Except for certain investment restrictions designated as fundamental in this Part A or in Part B of this Registration Statement, the investment objectives and policies of each Series may be changed by the Trustees of the Trust without the approval of the investors in the respective Series. THE TRUSTEES MAY ALSO CHANGE THE TARGET INDEX OF ANY RESPECTIVE SERIES IF THEY CONSIDER THAT A DIFFERENT INDEX WOULD FACILITATE THE MANAGEMENT OF THE SERIES IN A MANNER WHICH BETTER ENABLES THE SERIES TO SEEK TO REPLICATE THE TOTAL RETURN OF THE MARKET SEGMENT REPRESENTED BY THE CURRENT INDEX.


                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS


MERRILL LYNCH S&P 500 INDEX SERIES



The investment objective of the Merrill Lynch S&P 500 Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P 500"). Additional information about the investment policies of the Series appears in Part B. There can be no assurance that the investment objective of the Series will be achieved.

In seeking to replicate the total return of the S&P 500, Merrill Lynch Asset Management, L.P. (the "Manager") generally will allocate the Series' investments among common stocks in approximately the same weightings as the index. In addition, the Manager may use options and futures contracts and other types of financial instruments relating to all or a portion of the index. The Series may also engage in securities lending and index arbitrage. See "About Indexing and Management of the Series - Other Types of Investments and Investment Techniques."

The S&P 500 is composed of the common stocks of 500 large capitalization companies from several industrial sectors, most of which are listed on the New York Stock Exchange Inc. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

MERRILL LYNCH SMALL CAP INDEX SERIES

The investment objective of the Merrill Lynch Small Cap Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of the Russell 2000(R) Index (the "Russell 2000"). Additional information about the investment policies of the Series appears in Part B. There can be no assurance that the investment objective of the Series will be achieved.


In seeking to replicate the total return of the Russell 2000, the Manager may not allocate the Series' investments among all of the common stocks in the index, or in the same weightings as the index. Instead, the Series may invest in a statistically selected sample of the stocks included in the Russell 2000 and other types of financial instruments. The Manager may use options and futures contracts and other types of financial instruments relating to all or a portion of the index. The investments to be included in the Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Index (this deviation is referred to as "tracking error"). The Series may also engage in securities lending and index arbitrage. See "About Indexing and Management of the Series - Other Types of Investments and Investment Techniques."


The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

MERRILL LYNCH AGGREGATE BOND INDEX SERIES

The investment objective of the Merrill Lynch Aggregate Bond Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index"). Additional information about the investment policies of the Series appears in Part B. There can be no assurance that the investment objective of the Series will be achieved.

In seeking to replicate the total return of the Aggregate Bond Index, the Manager may not allocate the Series' investments among all of the fixed-income securities in the index, or in the same weightings as the index. Instead, the Series may invest in a statistically selected sample of fixed-income securities and other types of financial instruments. The Manager may use options and futures contracts and other types of financial instruments relating to all or a portion of the index. The investments to be included in the Series will be selected with the objective of reducing the selected investment portfolio's deviation from the performance of the Aggregate Bond Index (tracking error). The Series may, from time to time, substitute a different type of bond for one included in the index. Substitution may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Risk Factors - Investments in Fixed-Income Securities." The Series may also engage in securities lending and index arbitrage. See "About Indexing and Management of the Series - Other Types of Investments and Investment Techniques."


The Aggregate Bond Index is composed primarily of dollar-denominated investment grade fixed- income securities in the following major classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the index represent issuers from various industrial sectors.


The Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

The Series' corporate fixed-income securities will be primarily of investment grade quality -- i.e., those rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB- by Standard & Poor's Ratings Services ("S&P"), the equivalent by another nationally recognized statistical rating organization ("NRSRO") or, if unrated, of equal quality in the opinion of the Manager. Securities rated Baa or BBB are considered medium grade obligations. Interest payments and principal are regarded as adequate for the present but certain protective elements found in higher rated bonds may be lacking. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics. Descriptions of the ratings of fixed-income securities are contained in Appendix B hereto.


The Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").


MERRILL LYNCH INTERNATIONAL INDEX SERIES


The investment objective of the Merrill Lynch International Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of the Morgan Stanley Capital International EAFE(R) (GDP weighted) Index (the "EAFE Index"). Additional information about the investment policies of the Series appears in Part B. There can be no assurance that the investment objective of the Series will be achieved.



In seeking to replicate the total return of the EAFE Index, the Manager may not allocate the Series' investments among all of the countries, or all of the companies within a country, represented in the index, or in the same weightings as the index. Instead, the Series may invest in a statistically selected sample of the equity securities included in the EAFE Index and other types of financial instruments. In addition, the Manager may use options and futures contracts and other types of financial instruments relating to all or a portion of the index. The investments to be included in the Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the Index (tracking error). The Series may also engage in securities lending and index arbitrage. See "About Indexing and Management of the Series - Other Types of Investments and Investment Techniques."



The EAFE Index is composed of equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, The Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the index among these countries is based upon gross domestic product (GDP). (Market capitalization is the basis for country weightings in another version of the EAFE Index. Using GDP weighting tends to decrease the relative weighting of Japan and the United Kingdom while increasing the weighting of certain European countries, generally resulting in a more diversified index).


ABOUT INDEXING AND MANAGEMENT OF THE SERIES

ABOUT INDEXING.


The Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the return of the Series), the total return of its respective index.


INDEXING AND MANAGING THE SERIES.


Under normal conditions each Series will invest at least 80% of its assets (exclusive of assets held as collateral for securities loans or as margin for futures transactions) in securities or other financial instruments which are contained in, or related to the securities contained in, the applicable index (equity securities, in the case of the Merrill Lynch S&P 500 Index Series, Merrill Lynch Small Cap Index Series and Merrill Lynch International Index Series (the "Equity Series"), and debt securities in the case of the Merrill Lynch Aggregate Bond Index Series (the "Fixed-Income Series")).


Because each Series seeks to replicate the total return of its respective index, generally the Manager will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Manager may omit or remove a security which is included in an index from the portfolio of a Series if, following objective criteria, the Manager judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.


In managing the Series, the Manager may employ index arbitrage. Index arbitrage involves the sale of a replicating selection, or "basket," of stocks with the simultaneous purchase of an equivalent dollar value of related futures contracts, or alternatively the purchase of such an equity basket with a simultaneous sale of related futures contracts. This technique is designed to take advantage of a possible mispricing which could arise between the securities market and the futures market. Extensive use of this technique would, however, be limited by applicable tax laws.



In addition, the Manager may acquire certain financial instruments based upon individual securities or upon one or more baskets of securities (which basket may be based upon a target index ). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to a Series or by a Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Manager will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Manager may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.

Each Series' ability to replicate the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Merrill Lynch International Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of a Series, and the timing and amount of Series investor contributions and withdrawals, if any. Under normal circumstances, it is anticipated that each Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses, be within 5 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 100 basis points for the Small Cap Index Series, 150 basis points for the International Index Series, and 25 basis points for the Aggregate Bond Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees of the Trust will consider alternative strategies for the Series.


OTHER TYPES OF INVESTMENTS AND INVESTMENT TECHNIQUES.


Cash Management. Generally, the Manager will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Manager, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of: (i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by S&P or, if unrated, of comparable quality in the opinion of the Manager; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time the Series invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short-term obligations rated Prime-1 by Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Manager.



Futures, Options, Swaps and Indexed Instruments. Each Series will also utilize options, futures, options on futures, swaps and other indexed instruments. Futures and options on futures may be employed to provide liquidity as described in the preceding paragraph, and may also be employed in connection with a Series' index arbitrage strategies. Futures, options on futures, swaps and other indexed instruments may be employed as a proxy for a direct investment in securities underlying the Series' index. In addition, the Merrill Lynch International Index Series may engage in futures contracts on foreign currencies in connection with certain foreign securities transactions.

The Manager will choose among the foregoing instruments based on its judgment of how best to meet each Series' goals. In connection therewith, the Manager will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and the Series' cash flow and cash management needs.


The Series' use of the foregoing instruments and the associated risks are described in detail in Appendix A attached to this Part A.


Foreign Exchange Transactions. The Merrill Lynch International Index Series may engage in futures contracts on foreign currencies and foreign currency forward and spot transactions in connection with transactions or anticipated transactions in securities denominated in foreign currencies. Specifically, the Series may purchase or sell a currency to settle a security transaction or sell a currency in which the Series has received or anticipates receiving a dividend or distribution.


OTHER INVESTMENT POLICIES AND PRACTICES.


Illiquid Investments. Each of the Series may invest up to 15% of its net assets in illiquid investments. Pursuant to that restriction the Series may not invest in instruments which cannot be readily resold because of legal or contractual restrictions, which cannot otherwise be marketed, redeemed, put to the issuer or a third party, which do not mature within seven days, or which the Trustees have not determined to be liquid, if, regarding all such instruments, more than 15% of its net assets, taken at market value, would be invested in such instruments.


The Series may purchase, without regard to the above limitation, securities that are not registered under the Securities Act of 1933(the "Securities Act") but that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act, provided that the Trustees, or the Manager pursuant to guidelines adopted by the Trustees, continuously determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The Trustees, however, will retain oversight and are ultimately responsible for these determinations. The Trustees monitor the Series' investments in these securities, focusing on such factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in the Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.


Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System, primary dealers in U.S. Government securities, or an affiliate thereof, or with other entities which the Manager otherwise deems to be creditworthy. Under repurchase agreements, the counterparty agrees, upon entering into the contract, to repurchase the security from the Series at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. In the event of default by the seller under a repurchase agreement the Series may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. Repurchase agreements maturing in more than seven days are deemed illiquid by the Securities and Exchange Commission and are therefore subject to the Series' investment restrictions limiting investments in securities that are not readily marketable to 15% of the Series' net assets.

Lending of Portfolio Securities. To the extent permitted by law, each Series may from time to time lend securities from its portfolio to banks, brokers and other financial institutions and receive collateral in cash or securities issued or guaranteed by the United States government. Such collateral will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Series' policy concerning lending is fundamental and it may not be changed without the approval of the holders of a majority of the Series' outstanding voting securities, as defined in the Investment Company Act. During the period of such a loan, the Series receives the income on the loaned securities and either receives the income on the collateral or other compensation, i.e., negotiated loan premium or fee, for entering into the loan and thereby increases its yield. In the event that the borrower defaults on its obligation to return borrowed securities, because of insolvency or otherwise, the Series could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent that the value of the collateral falls below the market value of the borrowed securities. Presently, the Series does not intend to lend portfolio securities representing in excess of 331/

When-Issued Securities and Delayed Delivery Transactions. The Merrill Lynch Aggregate Bond Index Series may purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. These transactions occur when securities are purchased or sold by the Series with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the Series at the time of entering into the transaction. Although the Series has not established any limit on the percentage of its assets that may be committed in connection with such transactions, the Series will maintain a segregated account with its custodian of liquid securities in an aggregate amount equal to the amount of its commitment in connection with such purchase transactions.


Dollar Rolls. The Aggregate Bond Index Series may enter into dollar rolls, in which the Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Series forgoes principal and interest paid on the securities sold. The Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.



The Series will establish a segregated account with its custodian in which it will maintain liquid securities in an aggregate amount equal to the amount of the forward commitment.

Dollar rolls involve the risk that the market value of the securities subject to the Series' forward purchase commitment may decline below the price of the securities the Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage and are considered borrowings by the Series for purposes of the percentage limitations applicable to borrowings.


Standby Commitment Agreements. The Merrill Lynch Aggregate Bond Index Series may from time to time enter into standby commitment agreements. Such agreements commit the Series, for a stated period of time, to purchase a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Series is paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Series has committed to purchase. The Series will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Series. The Series will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of all other illiquid securities, will not exceed 15% of its total assets taken at the time of acquisition of such commitment or security. The Series will at all times maintain a segregated account with its custodian of liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security will thereafter be reflected in the calculation of the Series' net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.


Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Manager may sell a security a Series does not own, or in an amount greater than the Series owns (i.e., make short sales). Such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index. The Manager will not employ short sales in reflection of the Manager's outlook for the securities markets or for the performance of the securities sold short. Generally, to complete a short sale transaction, the Series will borrow the security to make delivery to the buyer. The Series is then obligated to replace the security borrowed. The price at the time of replacement may be more or less than the price at which the security was sold by the Series. Until the -security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b) otherwise cover its short position.


INVESTMENT RESTRICTIONS.

Each Series has adopted a number of policies and restrictions which are described below and in Part B. A Series' investment policies and restrictions are not fundamental policies unless otherwise specified in this Part A or in Part B. Any restriction or policy that is not fundamental may be changed without investor approval. Fundamental policies may not be changed without the approval of the holders of a majority of the respective Series' outstanding voting securities (as defined in the Investment Company Act).


The trustees may change the target index of any respective series if they consider that a different index would facilitate the management of the Series in a manner which better enables the Series to seek to replicate the total return of the market segment represented by the current index.


Each Series is classified as a non-diversified fund under the Investment Company Act and is not subject to the diversification requirements of the Investment Company Act. Accordingly, any Series may invest more than 5% of the value of its assets in the obligations of a single issuer. Under the Declaration of Trust, each Series is to be managed in compliance with the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to regulated investment companies ("RICs") as though such requirements were applicable to the Series. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs. Those requirements include limiting investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of the Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets are invested in the securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.


Among the more significant fundamental restrictions, a Series may not invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in its target index, a Series may invest more that 25% of its total asssets in securities of issuers in that industry.


RISK FACTORS


Cash Flows; Expenses. The ability of each Series to satisfy its investment objective depends to some extent on the Manager's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Manager will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, which will be borne by the Series. Finally, since each Series seeks to replicate the total return of its target index, the Manager generally will not attempt to judge the merits of any particular security as an investment.


Options, Futures, Swaps and Indexed Instruments. The Manager expects to use options, futures, options on futures, swaps and indexed instruments as described above under "About Indexing and Management of the Series - Other Types of Investments and Techniques - Futures, Options, Swaps and Indexed Instruments." Use of such instruments may involve investment risks and transaction costs to which the Series would not be subject absent the use of these instruments. A discussion of these instruments is contained in Appendix A to this Part A.


Investment in Foreign Securities. Investments on an international basis involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign or U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial, political and social factors. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. Also, it is anticipated that most of the foreign securities held by a Series will not be registered with the Securities and Exchange Commission nor will the issuers thereof be subject to the reporting requirements of such agency. In addition, foreign investors such as the Series may be subject to withholding taxes in certain countries, which may reduce the returns of the Series.


Since the Merrill Lynch International Index Series will invest heavily in securities denominated or quoted in currencies other than the United States dollar, changes in foreign currency exchange rates will affect the value of securities in the Series' portfolio and the unrealized appreciation or depreciation of investments so far as United States investors are concerned. Currencies of certain foreign countries may be volatile and therefore may affect the value of securities denominated in such currencies. Changes in foreign currency exchange rates relative to the United States dollar will affect the United States dollar value of the Series' assets denominated in that currency and the return on such assets. The rate of exchange between the dollar and other currencies is determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by the international balance of payments, the level of interest and inflation rates and other economic and financial conditions, government intervention, speculation and other factors.


Investment in Fixed-Income Securities. Because the Merrill Lynch Aggregate Bond Index Series will invest in fixed-income securities, it will be subject to the general risks inherent is such securities, primarily interest rate risk, credit risk and prepayment risk.


Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.


Credit risk is the possibility that an issuer of securities held by the Series will be unable to make payments of either interest or principal or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Series is a function of the diversification and credit quality of its underlying securities.


The Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage- backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, prepayments generally may decline, with the effect that the mortgage-backed securities held by the Series may exhibit price characteristics of longer-term debt securities.

The corporate substitution strategy used by the Series (discussed above) may increase or decrease the Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.


Investments in Small Companies. The Merrill Lynch Small Cap Index Series will invest primarily in securities of smaller capitalization issuers. Investments in securities of smaller capitalization issuers involve special considerations and risks not typically associated with investments in securities of larger capitalization issuers, including an issuer's limited product lines, markets or financial resources, or dependence on a limited management group. In addition, many smaller capitalization stocks trade less frequently and in smaller volume, and may be subject to more abrupt or erratic price movements, than stocks of larger companies. The securities of smaller companies may also be more sensitive to market changes than the securities of larger companies.


Portfolio Turnover. Although the Series will use a passive, indexing approach to investing, each Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Manager considers whether to purchase or sell securities for a Series only to the extent that the Manager will consider the impact of transaction costs on a Series' tracking error. Changes in the securities comprising a Series' index will tend to increase that Series' portfolio turnover rate, as the Manager restructures the Series' holdings to reflect the changes in the index. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates.


While it is impossible to predict the portfolio turnover rates for each of the Series, it is anticipated that the portfolio turnover rates for each of the Series will not exceed 100%.

ADDITIONAL INFORMATION CONCERNING THE INDICES.


S&P 500. "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Trust. The S&P 500 Index Series is not sponsored, endorsed, sole or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's") and Standard & Poor's makes no representation regarding the advisability of investing in the Series.


The Series is not sponsored, endorsed, sold or promoted by Standard & Poor's. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 500 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 500 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 500 Index. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance of sale of shares of the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.


Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 500 Index or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.


Russell 2000. The Merrill Lynch Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.


Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000(R) Index. Frank Russell Company has no obligation to take the needs of any particular fund or its participants or any other product or person into consideration in determining, composing or calculating the Index.


Frank Russell Company's publication of the Russell 2000(R) Index in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Index is based. Frank Russell company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Index or any data included in the Index. Frank Russell company makes no representation or warranty regarding the use, or the results of use, of the Index or any data included therein, or any security (or combination thereof) comprising the Index. Frank Russell company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Index or any data or any security (or combination thereof) included therein.


EAFE Index. The Morgan Stanley Capital International ("MSCI") EAFE(R) Index is the exclusive property of Morgan Stanley & Co. Incorporated ("Morgan Stanley"). The MSCI EAFE(R) Index is a service mark of Morgan Stanley Group Inc. and has been licensed for use by MLAM and certain of its affiliates.


The Merrill Lynch International Equity Series is not sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the EAFE Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the EAFE Index. Morgan Stanley has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of the Series to be issued or in the determination or calculation of the equation by which shares of the Series are redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of the Series in connection with the administration, marketing or trading of the Series.


Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the index from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the index or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of the shares of the Series, or any other person or entity from the use of the index or any data included therein in connection with the rights licensed therefrom or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indexes or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Item 5. Management of the Series.

The Trustees of the Trust are responsible for the general oversight of the conduct of the Trust's business.

INVESTMENT MANAGER.


The Trust on behalf of each Series has entered into an investment management agreement (the "Management Agreement") with the Manager. The Manager, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey (mailing address: Box 9011, Princeton, New Jersey 08543-9011) acts as manager for the Trust and each Series and provides them with management and investment advisory services. The Manager is owned and controlled by Merrill Lynch & Co., Inc. ("ML&Co."), a financial services holding company and the parent of Merrill Lynch. The Manager or its affiliate, Fund Asset Management, L.P. ("FAM"), acts as the manager for more than 130 other registered investment companies. The Manager also offers portfolio management and portfolio analysis services to individuals and institutions. As of October 31, 1996, the Manager and FAM had a total of approximately $217.6 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of the Manager.


The Trust will pay the Manager a monthly fee with respect to each Series equal to a percentage of the average daily net assets of that Series at the rates described below. In addition, the Management Agreement obligates the Trust to pay certain expenses incurred in its operations including, among other things, the investment advisory fee, legal and audit fees, registration fees, unaffiliated Trustees' fees and expenses, custodian and transfer agency fees, accounting costs, the costs of issuing and redeeming shares and certain of the costs of printing proxies, shareholder reports, prospectuses and statements of additional information. Accounting services are provided to the Trust by the Manager, and the Trust reimburses the Manager for its costs in connection with such services on a semi-annual basis.

The following table sets forth the annual management fee rates to be paid by each Series, expressed as a percentage of the Series' average daily net assets.

           Name of Series                                  Total Management Fee
           --------------                                  --------------------
Merrill Lynch S & P 500 Index Series...............................0.05%
Merrill Lynch Small Cap Index Series...............................0.08%
Merrill Lynch Aggregate Bond Index Series..........................0.06%
Merrill Lynch International Equity Index Series....................0.11%


Eric Mitofsky is primarily responsible for the day-to-day management of the investments of the Merrill Lynch S&P 500 Index Series, Merrill Lynch Small Cap Index Series and Merrill Lynch International Index Series. Mr. Mitofsky has been associated with MLAM since 1987, and has been a Vice President of MLAM since 1992. Jay C. Harbeck and Gregory M. Maunz are primarily responsible for the day-to-day management of the investments of the Merrill Lynch Aggregate Bond Index Series. Mr. Harbeck has been a Vice President of MLAM since 1986, and Mr. Maunz has been a Vice President of MLAM since 1985.


CUSTODY ARRANGEMENTS.


Merrill Lynch Trust Company, 800 Scudders Mill Road, Plainsbor, New Jersey, acts as custodian of the assets of Merrill Lynch S&P 500 Index Series, Merrill Lynch Small Cap Index Series and Merrill Lynch Aggregate Bond Index Series. State Street Bank and Trust Company "State Street"), P.O. Box 351, Boston Massachusetts 02101 acts as custodian of the assets of Merrill Lynch International Index Series, Under its contract with the Trust, State Street is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the International Index Series to be held in its offices outside the United States and with certain foreign banks and securities depositories. Each Custodian is responsible for safeguarding and controlling cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on investments.


Item 6. Capital Stock and Other Securities.

Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Trust or any Series, investors would be entitled to share, in proportion to their investment in the Trust or Series (as the case may be), in the assets of the Trust or Series available for distribution to investors.

The Trust is organized as a Delaware business trust and currently consists of four Series. Each investor is entitled to a vote in proportion to its investment in the Trust or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Trust reserves the right to create and issue interests in additional Series.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange is open at net asset value. The complete withdrawal of any investor from a Series will result in the dissolution of the Series unless the remaining investors unanimously agree to continue the Series.

The net asset value of each Series is determined on each day during which the New York Stock Exchange is open for trading ("Pricing Day"). This determination is made once during each such day by deducting the amount of the Series' total liabilities (including accrued expenses) from the value of its total assets. Total assets consist of the value of the securities held by the Series plus cash and other assets (including interest and dividends accrued and not yet received).


A Series' securities which are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid prices as at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Portfolio securities which are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trustees of the Trust. See "Item 19. Purchase, Redemption and Pricing of Securities" in Part B.


Each investor in the Trust may add to or reduce its investment in any Series on each Pricing Day. On each Pricing Day, the value of each investor's beneficial interest in a Series will be determined 15 minutes after the close of business of the New York Stock Exchange (generally 4:00 p.m., New York time) by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the New York Stock Exchange on the next Pricing Day of the Series.

Under the anticipated method of operation of the Series, each Series will be treated as a separate partnership for tax purposes and, thus, will not be subject to any income tax. As of the commencement of the Trust's operations, the Series will have received a ruling from the Internal Revenue Service establishing their status as partnerships. Based upon the status of each Series as a partnership, each investor in a Series will be taxable on its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

Investor inquiries should be made by contacting Merrill Lynch Funds Distributor, Inc. (the "Placement Agent").

DIVIDENDS AND DISTRIBUTIONS.


It is the Trust's intention to distribute all of its net investment income, if any. Dividends from such net investment income will be paid at least annually with respect to each of the S&P 500 Index Series, Small Cap Index Series and International Index Series. Dividends with respect to the Aggregate Bond Series will be declared daily and paid monthly. All net realized long- or short-term capital gains, if any, are distributed to Series interestholders at least annually. From time to time, a Series may declare a special distribution at or about the end of the calendar year in order to comply with certain Federal income tax requirements. All Dividends and Distributions will be credited ot the accounts of interestholders or paid to interestholders, in each case as the interestholder directs.


Item 7. Purchase of Securities.


Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


Investments in the Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day.

There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank).

Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

The Trust's placement agent is Merrill Lynch Funds Distributor, Inc.

Item 8. Redemption or Repurchase.

An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Series of the Trust may not be transferred.

Item 9. Pending Legal Proceedings.

Not applicable.

                                   APPENDIX A

The Series are authorized to use certain instruments, including indexed securities, options, futures and swaps, as described below. Such instruments, which may be regarded as derivatives, are referred to collectively herein as "Strategic Instruments."

INDEXED SECURITIES

The Series may invest in securities the potential return of which is based on the change in particular measurements of value or rate (an "index"). As an illustration, a Series may invest in a debt security that pays interest and returns principal based on the change in the value of a securities index or a basket of securities, or based on the relative changes of two indices. If a Series invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices.

OPTIONS ON SECURITIES AND SECURITIES INDICES

Purchasing Options. Each Series is authorized to purchase put options on securities held in its portfolio or securities indices the performance of which is substantially replicated by securities held in its portfolio. When a Series purchases a put option, in consideration for an upfront payment (the "option premium") the Series acquires a right to sell to another party specified securities owned by the Series at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Series' risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Series will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put.

Each Series is also authorized to purchase call options on securities it intends to purchase or securities indices. When a Series purchases a call option, in consideration for the option premium the Series acquires the right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Series from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Series is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Series believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Series determines not to purchase a security underlying a call option, however, the Series may lose the entire option premium.

Each Series is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

Writing Options. Each Series is authorized to write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which is substantially replicated by securities held in its portfolio. When a Series writes a call option, in return for an option premium the Series gives another party the right to buy specified securities owned by the Series at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Series will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Series limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding.

Each Series may also write put options on securities or securities indices. When a Series writes a put option, in return for an option premium the Series gives another party the right to sell to the Series a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which the Series has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Series will profit by the amount of the option premium. By writing a put option, however, a Series will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Series writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Series for writing the put option. A Series will write a put option on a security or a securities index only if the Series would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options -- for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread").

Each Series is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, the Series will only write call or put options that are "covered." A call or put option will be considered covered if a Series has segregated assets with respect to such option in the manner described in "Risk Factors in Strategic Instruments" below. A call option will also be considered covered if a Series owns the securities it would be required to deliver upon exercise of the option (or, in the case of option on a securities index, securities which substantially replicate the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

Types of Options. Each Series may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater risk of counterparty default. See "Additional Risk Factors of OTC Transactions" below.

FUTURES

Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of a commodity at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. The Series will further limit transactions in futures and options on futures to the extent necessary to prevent the Series from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

SWAPS

The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of securities or equity index. Swap agreements may also be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

RISK FACTORS IN STRATEGIC INSTRUMENTS

The Series intend to enter into transactions involving Strategic Instruments only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Strategic Instrument or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Strategic Instrument without incurring substantial losses, if at all.

Certain transactions in Strategic Instruments (e.g., futures transactions, sales of put options) may expose a Series to potential losses which exceed the amount originally invested by the Series in such instruments. When a Series engages in such a transaction, the Series will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Series' exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

ADDITIONAL RISK FACTORS OF OTC TRANSACTIONS; LIMITATIONS ON THE USE OF OTC STRATEGIC INSTRUMENTS

Certain Strategic Instruments traded in OTC markets, including indexed securities, swaps and OTC options, may be substantially less liquid than other instruments in which a Series may invest. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

The staff of the Securities and Exchange Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. The Series have therefore adopted an investment policy pursuant to which they will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Series, the market value of the securities underlying OTC call options currently outstanding which have been sold by the Series and margin deposits on the Series' outstanding OTC options exceeds 15% of the total assets of the Series, taken at market value, together with all other assets of the Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Series to a dealer in U.S. government securities recognized as a "primary dealer" by the Federal Reserve Bank of New York and the Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's exercise price).

Because Strategic Instruments traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Strategic Instruments traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Strategic Instruments. The Series may not use any Strategic Instrument to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

                     APPENDIX B - DESCRIPTION OF COMMERCIAL
                             PAPER AND BOND RATINGS

COMMERCIAL PAPER


Description of relevant commercial paper ratings of Standard & Poor's Ratings Group ("S&P") are as follows:


A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3: Issues carrying this designation have an adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Description of the relevant commercial paper ratings of Moody's Investors Service, Inc. ("Moody's") are as follows:

PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

             --   Leading market positions in well-established industries.

             --   High rates of return on funds employed.

             -- Conservative capitalization structure with moderate reliance on debt and ample asset protection.

             -- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

             -- Well-established access to a range of financial markets and assured sources of alternate liquidity.

PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

PRIME-3: Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurement and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

CORPORATE BONDS

Descriptions of the bond ratings of S&P are:

AAA -- Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA -- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A -- Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

BB, B, CCC, CC or C--Debt rated BB, B, CCC, CC or C is regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse debt conditions.

C1 -- The rating C1 is reserved for income bonds on which no interest is being paid.

D -- Debt rated D is in default and payment of interest and/or repayment of principal is in arrears.

The ratings from AA to CC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Descriptions of the bond ratings of Moody's are as follows:

Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are more unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat greater than the Aaa securities.

A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba --        Bonds which are rated Ba are judged to have speculative elements;
             their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative to a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies modifiers to each rating classification from Aa through B to indicate relative ranking within its rating categories. The modifier "1" indicates that a security ranks in the higher end of its rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates that the issue ranks in the lower end of its rating category.

                                     PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10. Cover Page.

Not applicable.

Item 11. Table of Contents.                                        Page
                                                                   ----

General Information and History.....................................32
Investment Objectives and Policies..................................32
Management of the Registrant........................................34
Control Persons and Principal Holders of Securities.................36
Investment Advisory And Other Services .............................37
Brokerage Allocation and Other Practices............................40
Capital Stock and Other Securities..................................41
Purchase, Redemption and Pricing of Securities......................42
Tax Status..........................................................42
Underwriters........................................................44
Calculations of Performance Data....................................44
Financial Statements................................................45


Item 12.          General Information and History

Not applicable

Item 13.          Investment Objectives and Policies.

The investment objectives and policies of the Series are described in Part A. There can be no assurance that the Series will achieve their investment objectives.

Except as described below under "Investment Restrictions" and except as otherwise specifically stated in Part A or this Part B, the investment objective and policies of each Series are not fundamental and may be changed without shareholder approval.


The Trustees may also change the target index of any respective Series if they consider that a different index would facilitate the management of the Series in a manner which better enables the Series to seek to replicate the total return of the market segment represented by the current index.

INVESTMENT RESTRICTIONS

The following investment restrictions have been adopted by each Series and may be changed with respect to a particular Series only by the vote of the holders of a majority of that Series' outstanding beneficial interests ("shares"), which as used in this Part B means the lesser of (a) 67% of the shares of the Series present at a meeting of shareholders if the holders of more than 50% of the Series' shares are present or represented at that meeting, or (b) more than 50% of the shares of the Series. Accordingly, no Series may:

         1. Make any investment inconsistent with the Series' classification as a non-diversified company under the Investment Company Act.


         2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in its target index, a Series may invest more that 25% of its total asssets in securities of issuers in that industry.


         3. Make investments for the purpose of exercising control or management.


         4. Purchase or sell real estate, except that, to the extent permitted by applicable law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.


         5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Trust's Registration Statement under the Investment Company Act (the "Registration Statement"), as such Registration Statement may be amended from time to time.

         6. Issue senior securities to the extent such issuance would violate applicable law.


         7. Borrow money, except that (i) a Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 331/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.


         8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act") in selling portfolio securities.


         9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Trust's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.


In addition, the Trust has adopted as an operating policy, which may be changed by the Trustees without shareholder approval, that no Series will make any additional investments if the amount of its borrowings exceeds 5% of its total assets. For purposes of this policy, borrowings will not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.


Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Manager or its affiliates or any of their directors, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

Because of the affiliation of the Manager with the Trust, the Trust is prohibited from engaging in certain transactions involving the Manager's affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Without such an exemptive order, the Trust is prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal and from purchasing securities in public offerings which are not registered under the Securities Act of 1933 in which such firms or any of their affiliates participate as an underwriter or dealer.

Item 14. Management of the Registrant.


         The Trustees and executive officers of the Trust and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.


         TERRY K. GLENN (56) - President and Trustee(1)(2) - Executive Vice President of MLAM and Fund Asset Management, L.P. ("FAM") since 1983; Executive Vice President and Director of Princeton Services, Inc. since 1993; President of Merrill Lynch Funds Distributor, Inc. (the "Distributor") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988; and Director of Merrill Lynch Financial Data Services, Inc. since 1985.


         JACK B. SUNDERLAND (68) - Trustee(2) - P.O. Box 7, West Cornwall, Connecticut. 06796. President and Director of American Independent Oil Company, Inc. (energy company) since 1987; Member of Council on Foreign Relations since 1971.


         STEPHEN B. SWENSRUD (63) - Trustee(2) - 24 Federal Street, Suite 400, Boston, Massachusetts 02110. Principal of Fernwood Associates (financial consultants).


         J. THOMAS TOUCHTON (58) - Trustee(2) - Suite 3405, One Tampa City Center, Tampa, Florida 33602. Managing Partner of The Witt-Touchton Company and its predecessor The Witt Co. (private placement partnership) since 1972; Trustee Emeritus of Washington and Lee University; Director of TECO Energy, Inc. (electric utility holding company).


         NORMAN R. HARVEY (63) - Senior Vice President(1)(2) - Senior Vice President of MLAM and FAM since 1982.


         JOSEPH T. MONAGLE, JR. (48) - Senior Vice President(1)(2) - Senior Vice President of MLAM since 1990; Vice President of MLAM from 1978 to 1990.


         GREGORY MAUNZ (44) - Vice President (1)(2) - Vice President of MLAM since 1985; Portfolio Manager of MLAM since 1984.


         ERIC MITOFSKY (42) - Vice President (1)(2) - Vice President of MLAM since 1992; Senior Desk Analyst with Merrill Lynch Program Trading Desk from 1987 to 1992.


         JAY C. HARBECK (62) - Vice President(1)(2) - Vice President of the Manager and FAM since 1986.


         GERALD M. RICHARD (47) - Treasurer(1)(2) - Senior Vice President and Treasurer of the Manager since 1984; Senior Vice President and Treasurer of FAM since 1984; Treasurer of the Distributor since 1984 and Vice President since 1981.


         MARK B. GOLDFUS (50) - Secretary (1)(2) - Vice President of MLAM and FAM since 1985.

----------

(1) Interested person, as defined in the Investment Company Act, of the Corporation.


(2) Such Trustee or officer is a director, trustee or officer of other investment companies for which MLAM or FAM acts as investment adviser.

         As of the date of this Part B, the officers and Trustees of the Trust as a group (nine persons) owned an aggregate of less than 1/4 of 1% of the outstanding shares of Common Stock of Merrill Lynch & Co., Inc. and owned an aggregate of less than 1% of the outstanding shares of any of the Series.


         Pursuant to the terms of the Management Agreement with the Trust, the Manager pays all compensation of officers of the Trust as well as the fees of all Trustees who are affiliated persons of MLAM. The Trust and Merrill Lynch Index Funds, Inc. (the "Corporation") pay each individual that serves ans a Director/Trustee not affiliated with the Manager a fee of $2,500 per year plus $250 per meeting attended, together with such individual's out-of-pocket expenses relating to attendance at meetings. The Corporation and the Trust also compensate members of the Audit and Nominating Committee, which consists of all of the Directors/Trustees who are not interested persons of the Funds of the Corporation and the Series, with a fee of $1,000 per year.


COMPENSATION OF TRUSTEES


The following table sets forth the aggregate compensation the Corporation and the Trust expect to pay to the non-interested Directors/Trustees for the current fiscal year and the total compensation paid by all investment companies advised by MLAM and its affiliate, FAM ("MLAM/FAM-Advised Funds") to the non-interested Directors/Trustees for the calendar year ended December 31, 1996 (the most recent year for which such information is available).



-----------------------------------------------------------------------------------------------------------------------
                                                                                                 TOTAL COMPENSATION
                                                                     PENSION OR RETIREMENT      FROM FUNDS/SERIES AND
                                                 AGGREGATE            BENEFITS ACCRUED AS         MLAM/FAM ADVISED
            NAME OF TRUSTEE                  COMPENSATION FROM        PART OF FUND/SERIES           FUNDS PAID TO
                                               FUNDS/SERIES                EXPENSES                 DIRECTORS(1)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Jack B. Sunderland                       $ 4,500                             None                      $ 128,100
-----------------------------------------------------------------------------------------------------------------------
Stephen B. Swensrud                      $ 4,500                             None                      $ 154,250
-----------------------------------------------------------------------------------------------------------------------
J. Thomas Touchton                       $ 4,500                             None                      $ 128,100
-----------------------------------------------------------------------------------------------------------------------


(1) In addition to the Trust, the Trustees served on other MLAM/FAM Advised Funds as follows: Mr. Sunderland (20 registered investment companies consisting of 29 portfolios); Mr. Swensrud (20 registered investment companies consisting of 49 portfolios); Mr. Touchton (20 registrered investment companies consisting of 29 portfolios).

Item 15. Control Persons and Principal Holders of Securities.


The Manager initially owned all of the outstanding interests in the Trust, which interests were allocated equally among the four Series.

All holders of shares ("Holders") are entitled to one vote for each share held. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the shares of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

The Manager's address is 800 Scudders Mill Road, Plainsboro, New Jersey (mailing address: Box 9011, Princeton, New Jersey 08543-9011).

Item 16.  Investment Advisory And Other Services.

INVESTMENT ADVISORY SERVICES


The Trust has engaged the Manager as investment manager to each of the Series. The Manager is owned and controlled by Merrill Lynch & Co., Inc., a financial services holding company and the parent of Merrill Lynch. Reference is made to Part A for certain information concerning the management and advisory arrangements of the Trust.


Securities held by the Series may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Manager or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities by the Manager for the Series or other funds for which it acts as investment adviser or for its advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.


The Trust has entered into a Management Agreement (the "Management Agreement") with the Manager. As discussed in Part A, the Manager will receive for its services to the Portfolios monthly compensation based upon a percentage of the average daily net assets of the Series.


The Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Manager or any of their affiliates. The Trust pays all other expenses incurred in the operation of the Trust, including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and its registration statement (except to the extent paid by Merrill Lynch Funds Distributor, Inc. as Placement Agent), charges of the Custodian, any Sub-custodian and Transfer Agent, expenses of redemption of shares, registration and other regulatory fees, expenses of registering the shares under federal, state or foreign laws, fees and expenses of unaffiliated Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non- recurring expenses, and other expenses properly payable by the Trust. The Placement Agent will pay the expenses of the Trust incurred in connection with the placement of its shares.


Unless earlier terminated as described below, the Management Agreement will remain in effect for two years from the date of its adoption. Thereafter, it will remain in effect from year to year if approved annually (a) by the Trustees or, with respect to any Series, by a majority of the outstanding shares of the Series and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contracts are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or, with respect to any Series, by the vote of the shareholders of the Series.




INDEPENDENT ACCOUNTANTS


Deloitte & Touche LLP, has been selected as the independent auditors of the Trust. The selection of independent auditors is subject to ratification by the Trust's shareholders in years when an annual meeting of shareholders is held. In addition, employment of such auditors may be terminated without any penalty by vote of a majority of the outstanding shares of the Trust at a meeting called for the purpose of terminating such employment. The independent auditors are responsible for auditing the annual financial statements of the Trust.


LEGAL COUNSEL

Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York 10022, is counsel for the Trust.


Item 17. Brokerage Allocation and Other Practices.

The Manager is responsible for making portfolio decisions for each Series, placing the Series' brokerage business, evaluating the reasonableness of brokerage commissions and negotiating the amount of any commissions paid subject to a policy established by the Trust's Trustees and officers. The Trust has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities. Orders for transactions in portfolio securities are placed for the Trust with a number of brokers and dealers, including Merrill Lynch. In placing orders, it is the policy of the Trust to obtain the most favorable net results, taking into account various factors, including price, commissions, if any, size of the transaction and difficulty of execution. Where practicable, the Manager surveys a number of brokers and dealers in connection with proposed portfolio transactions and selects the broker or dealer which offers the Trust the best price and execution or other services which are of benefit to the Fund. Securities firms also may receive brokerage commissions on transactions including covered call options written by the Trust and the sale of underlying securities upon the exercise of such options.

The Trust does not use any particular broker or dealer, and brokers who provide supplemental investment research to the Manager may receive orders for transactions by the Trust. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under the Management Agreement. If in the judgment of the Manager the Trust will be benefited by supplemental research services, the Manager is authorized to pay brokerage commissions to a broker furnishing such services which are in excess of commissions which another broker may have charged for effecting the same transaction. The expenses of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information, and the Manager may use such information in servicing its other accounts.

A Series may invest in certain securities traded in the over-the-counter market and, where possible, deal directly with the dealers who make a market in the securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust generally are prohibited from dealing with the Trust as principal in purchase and sale of securities. Since transactions in the over-the- counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Trust, including Merrill Lynch, will not serve as the Trust's dealer in such transactions. However, affiliated persons of the Trust may serve as its broker in the over-the-counter transactions conducted on an agency basis.

Pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, Merrill Lynch may execute transactions for the Trust on the floor of any national securities exchange provided that prior authorization of such transactions is obtained and Merrill Lynch furnishes a statement to the Trust at least annually setting forth the compensation it has received in connection with such transactions.

The Trustees have considered the possibility of recapturing for the benefit of the Trust brokerage commissions, dealer spreads and other expenses of possible portfolio transactions, such as underwriting commissions, by conducting such portfolio transactions through affiliated entities, including Merrill Lynch. For example, brokerage commissions received by Merrill Lynch could be offset against the management fee paid by the Trust to the Manager. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

Portfolio Turnover. Although the Series will use a passive, indexing approach to investing, each Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Manager considers whether to purchase or sell securities for a

Series only to the extent that the Manager will consider the impact of transaction costs on a Series' tracking error. Changes in the securities comprising a Series' index will tend to increase that Series' portfolio turnover rate, as the Manager restructures the Series' holdings to reflect the changes in the index. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates.

Item 18. Capital Stock and Other Securities.

Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Series of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its interest in a Series or in the Trust, as the case may be. Investors in the Trust, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two- thirds of the beneficial interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Series, (ii) by the Trustees by written notice of such dissolution to the Holders in such Series, (iii) upon the complete withdrawal of a Holder from the Series, or (iv) upon the bankruptcy or dissolution of a Holder in the Series; provided that in the case of (iii) or
(iv) the Holders in such Series may unanimously vote to continue the Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

The Declaration of Trust provides that obligations of the Trust and the Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Series, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.


The Trust currently consists of four Series. The Trust reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular Series. Holders of each Series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.


DIVIDENDS AND DISTRIBUTIONS.


It is the Trust's intention to distribute all of its net investment income, if any. Dividends from such net investment income will be paid at least annually with respect to each of the S&P 500 Index Series, Small Cap Index Series and International Index Series. Dividends with respect to the Aggregate Bond Series will be declared daily and paid monthly. All net realized long- or short-term capital gains, if any, are distributed to Series interestholders at least annually. From time to time, a Series may declare a special distribution at or about the end of the calendar year in order to comply with certain Federal income tax requirements. All Dividends and Distributions will be credited ot the accounts of interestholders or paid to interestholders, in each case as the interestholder directs.

Item 19. Purchase, Redemption and Pricing of Securities.


Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


The net asset value of each Series is determined on each Pricing Day. During the 12 months following the date of this Registration Statement, the weekdays that the New York Stock Exchange is expected to be closed are New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value of each Series is determined once each day as of 15 minutes after the close of regular trading on the New York Stock Exchange (4:00 p.m. New York time). For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.


WITHDRAWALS

An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Series of the Trust may not be transferred.

Item 20. Tax Status.

The Trust is organized as a Delaware business trust. Under the anticipated method of operation of the Series, each Series will be treated as a separate partnership under the Internal Revenue Code of 1986 (the "Code") and, thus, will not be subject to income tax. As of the commencement of the Trust's operations, the Series will have received rulings from the Internal Revenue Service establishing their status as partnerships. Based upon the status of each Series as a partnership, each investor in a Series will be taxable on its share (as determined in accordance with the governing instruments of such Series) of such Series's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.


Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investing Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of a Series as they are taken into account by the Series.


All of the Series may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40"). Also, section 1256 contracts held by a Series at the end of each taxable year are treated for federal income tax purposes as being sold on such date for their fair market value. The resultant paper gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Series are not entirely clear. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income.

The Series may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known.


The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount or market discount (if a Series elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.


Each Series' taxable income will in most cases be determined on the basis of reports made to such Series by the issuers of the securities in which such Series invests. The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

Under the Trust, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs. As of the commencement of the Trust's operations, the Series will have received rulings from the Internal Revenue Service that Holders of interests in the Series that are RICs will be treated as owners of their proportionate shares of the Series' assets and income for purposes of the Code's requirements applicable thereto.

Item 21. Underwriters.

The exclusive placement agent for each Series of the Trust is Merrill Lynch Funds Distributors, Inc., which receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Series.

Item 22. Calculations of Performance Data.

Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Series' performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 23.          Financial Statements.


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Investor,
Merrill Lynch Index Trust:

We have audited the accompanying statements of assets and liabilities of the Merrill Lynch S&P 500 Index Series, Merrill Lynch SmallCap Index Series, Merrill Lynch Aggregate Bond Index Series and Merrill Lynch International Index Series of the Merrill Lynch Index Trust as of January 30, 1997. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of assets and liabilities present fairly, in all material respects, the financial position of the Merrill Lynch S&P 500 Index Series, Merrill Lynch SmallCap Index Series, Merrill Lynch Aggregate Bond Index Series and Merrill Lynch International Index Series of the Merrill Lynch
Index Trust as of January 30, 1997, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
January 31, 1997

                           Merrill Lynch Index Trust
                      Statement of Assets and Liabilities
                                January 30, 1997



                      Merrill Lynch  Merrill Lynch  Merrill Lynch  Merrill Lynch
                         S&P 500       Small Cap    Aggregate Bond International
                      Index Series    Index Series   Index Series   Index Series
                      ____________    ____________   ____________   ____________
Assets:
 Cash in Bank            $25,000         $25,000        $25,000        $25,000
 Deferred organization
  expenses (Note 3)       53,685          13,421          8,947          8,947
                         _______         _______        _______        _______
    Total Assets          78,685          38,421         33,947         33,947
Liabilities:
 Liabilities and
  accrued expenses        53,685          13,421          8,947          8,947
                         _______         _______        _______        _______
Net Assets applicable
 to investors' interest
 in each  Portfolio
 (Note 1)                $25,000         $25,000        $25,000        $25,000
                         =======         =======        =======        =======

___________________________________________

Notes to Statement of Assets and Liabilities.

(1) Merrill Lynch Index Trust (the "Trust") was organized as a Delaware business trust on August 28, 1996 and consists of four portfolios or series: Merrill Lynch S&P 500 Index Series, Merrill Lynch Small Cap Index Series, Merrill Lynch Aggregate Bond Index Series and Merrill Lynch International Index Series. The Trust is registered under the Investment Company Act of 1940 as a management investment company. To date, the Trust has not had any transactions other than those relating to organizational matters and an indirect $25,000 capital contribution to each of the portfolios by Merrill Lynch Asset Management, L.P. ("the Manager") through the corresponding portfolios in the Merrill Lynch Index Funds, Inc.

(2) The Trust has entered into an investment management agreement (the "Management Agreement") with the Manager. (See "Management of the Fund - Management and Advisory Arrangements" in Part B of the Registration Statement). Certain officers and/or Trustees of the Trust are officers and/or directors of the Manager.

(3) Deferred organization expenses will be amortized over a period from the date the Trust commences operations not exceeding five years. In the event that the Manager (or any subsequent holder) redeems any of its original interest prior to the end of the five-year period, the proceeds of the redemption payable in respect of such interest shall be reduced by the pro rata share (based on the proportionate share of the original interest redeemed to the total original interest outstanding at the time of redemption) of the unamortized deferred organization expenses as of the date of such redemption. In the event that the Trust is liquidated prior to the end of the five-year period, the Manager (or any subsequent holder) shall bear the unamortized deferred organization expenses.

                                     PART C


Item 24.          Financial Statements and Exhibits

                  (a)      Financial Statements

                           (1)      Included in Part A:

                                    None.

                           (2)      Included in Part B:


                                    Statement of Assets and Liabilities.


                           (3)      Included in Part C:

                                    None.

                  (b) Exhibits:



                     Exhibit
                     Number          Description
                     ------          -----------

                     1(a).           Declaration of Trust of Registrant*


                     1(b)            Certificate of Trust*


                     1(c)            Amendment to Declaration of Trust


                     2.              By-Laws of Registrant*

                     3.              Not applicable
                     4.              Instrument Defining Rights of Shareholders.  Incorporated by
                                     reference to Exhibits 1 and 2 above.
                     5               Management Agreement between Registrant and Merrill Lynch
                                     Asset Management, L.P.


                     6.              Placement Agent Agreement with Merrill Lynch Funds Distributor,
                                     Inc.


                     7.              Not applicable


                     Exhibit
                     Number          Description
                     ------          -----------

                     8(a).           Form of Custody Agreement with Merrill Lynch Trust Company


                     8(b).           Form of Custody Agreement with State Street Bank and Trust


                     9               Licensing Agreement

                     10.             Not applicable
                     11.             Accountant's Consent
                     12.             Not applicable


                     13.             Not Applicable


                     14.             Not applicable
                     15.             Not applicable
                     16.             Not applicable


                     17(a).          Financial Data Schedules - Not applicable


                     17(b).          Powers of Attorney

                     18.             Not applicable


----------------------

*     Previously Filed.


Item 25.          Persons Controlled By or Under Common Control with Registrant.


                  As of the date of this Registration Statement, the sole Holder of interests in the Series of the Trust was Merrill Lynch Asset Management, L.P.


Item 26.          Number of Holders of Securities.


                  One.

Item 27           Indemnification

                           As permitted by Section 17(h) and (i) of the
                  Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

                           Article VIII, Section 8.2 provides, inter alia, that
                  no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, wilful misfeasance, gross negligence or reckless disregard of his duties.

                           Article VIII, Section 8.3 of the Registrant's
                  Declaration of Trust provides:

                                    Section 8.3. Indemnification. The Trust
                           shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial -type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; Provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                           (a) the Trustee, officer, employee or agent to be indemnified provided a security for an undertaking; or

                           (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                           (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                                    (i)     a majority of a quorum of Trustees
                                            who are neither Interested Persons
                                            of the Trust nor parties to the
                                            Proceedings; or

                                    (ii)    an independent legal counsel in a
                                            written opinion.

                           Article VIII, Section 8.4 of the Registrants
                  Declaration of Trust further provides:

                                    Section 8.4. No Protection Against Certain
                           1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section
                           4.1 or 4.2 hereof shall protect any Investment Manager or Asset Manager to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Manager or Asset Manager to the Trust or any Series.


                           As permitted by Article VIII, Section 8.7, the
                  Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.


                           The Registrant hereby undertakes that it will apply
                  the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 28.          Business and Other Connections of Investment Advisers.


                  Merrill Lynch Asset Management, L.P. (the "Manager" or "MLAM") also acts as investment adviser for the following open-end investment companies:
Merrill Lynch Adjustable Rate Securities Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Asset Builder Program, Inc., Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Asset Income Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Fund For Tomorrow, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Convertible Fund, Inc., Merrill Lynch Global Holdings, Merrill Lynch Global Resources Trust, Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Middle East/Africa Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Strategic Dividend Fund, Merrill Lynch Technology

Fund, Inc., Merrill Lynch U.S.A. Government Reserves, Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch Utility Income Fund, Inc. and Merrill Lynch Variable Series Funds, Inc.; and the following closed-end investment companies:
Convertible Holdings, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch Senior Floating Rate Fund, Inc.


Fund Asset Management, L.P. ("FAM"), an affiliate of MLAM, acts as the investment adviser for the following open-end investment companies: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., Financial Institutions Series Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Emerging Tigers Fund, Inc., Merrill Lynch Federal Securities Trust, Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch World Income Fund, Inc. and The Municipal Fund Accumulation Program, Inc.; and the following closed-end investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Income Opportunities Fund 1999, Inc., Income Opportunities Fund 2000, Inc., MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniVest Florida Fund, MuniVest Michigan Insured Fund, Inc., MuniVest New Jersey Fund, Inc., MuniVest Pennsylvania Insured Fund, MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield New York Insured Fund II, Inc., MuniYield Pennsylvania Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Senior High Income Portfolio, Inc., Taurus MuniCalifornia Holdings, Inc., Taurus MuniNew York Holdings, Inc., and Worldwide DollarVest Fund, Inc.

        The address of each of these investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series and Merrill Lynch Institutional Intermediate Fund is One Financial Center, 15th Floor, Boston, Massachusetts 02111-2646. The address of the Manager, FAM, Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of Merrill Lynch Funds Distributor, Inc. ("MLFD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Merrill Lynch & Co., Inc. ("ML&Co.") is World Financial Center, North Tower, 250 Vesey Street, New York,

New York 10281. The address of Merrill Lynch Financial Data Services ("FDS") is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.


         Set forth below is a list of each executive officer and partner of the Manager indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since July 1, 1994 for his own account or in the capacity of director, officer, partner or trustee. In addition, Mr. Zeikel is President, Mr. Glenn is Executive Vice President, and Mr. Richard is Treasurer of substantially all of the investment companies described in the first paragraph of Item 28, and Messrs. Giordano, Harvey, Hewitt, Kirstein and Monagle are directors, trustees or officers of one or more of such companies.



=================================================================================================================

                                                                                Other Substantial Business,
              Name                    Positions with Manager                      Profession, Vocation or
                                                                                        Employment
-----------------------------------------------------------------------------------------------------------------
ML&Co............................  Limited Partner                          Financial Services Holding
                                                                            Company; Limited Partner of FAM
-----------------------------------------------------------------------------------------------------------------
Princeton Services...............  General Partner                          General Partner of FAM
-----------------------------------------------------------------------------------------------------------------
Arthur Zeikel....................  President and Director                   President of FAM; President and
                                                                            Director of Princeton Services;
                                                                            Director of MLFD; Executive Vice
                                                                            President of ML & Co.
-----------------------------------------------------------------------------------------------------------------
Terry K. Glenn...................  Executive Vice President and             Executive Vice President of FAM;
                                   Director                                 Executive Vice President and
                                                                            Director of Princeton Services;
                                                                            President and Director of MLFD;
                                                                            President of Princeton
                                                                            Administrators; Director of FDS
-----------------------------------------------------------------------------------------------------------------
Vincent R. Giordano .............  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
Elizabeth Griffin ...............  Senior Vice President                    Senior Vice President of FAM:
                                                                            Senior Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
Norman R. Harvey ................  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
=================================================================================================================


=================================================================================================================

                                                                                Other Substantial Business,
              Name                    Positions with Manager                      Profession, Vocation or
                                                                                        Employment
-----------------------------------------------------------------------------------------------------------------
Michael J. Hennewinkel...........  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
N. John Hewitt...................  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
Philip L. Kirstein ..............  Senior Vice President,                   Senior Vice President, General
                                   General  Counsel, Secretary              Counsel and Secretary of FAM;
                                   and Director                             Senior Vice President, General
                                                                            Counsel, Director and Secretary of
                                                                            Princeton Services; Director of
                                                                            MLFD
-----------------------------------------------------------------------------------------------------------------
Ronald M. Kloss .................  Senior Vice President and                Senior Vice President and
                                   Controller                               Controller of FAM; Senior Vice
                                                                            President and Controller of
                                                                            Princeton Services
-----------------------------------------------------------------------------------------------------------------
 Stephen M.M. Miller.............  Senior Vice President                    Executive Vice President of
                                                                            Princeton Administrators; Senior
                                                                            Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
Joseph T. Monagle................   Senior Vice President                   Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
Michael J. Quinn.................  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services; Managing Director and
                                                                            First Vice President of Merrill,
                                                                            Lynch, Pierce, Fenner & Smith
                                                                            Incorporated
-----------------------------------------------------------------------------------------------------------------
Richard L. Reller................  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
=================================================================================================================

=================================================================================================================

                                                                                Other Substantial Business,
              Name                    Positions with Manager                      Profession, Vocation or
                                                                                        Employment
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Gerald M. Richard ...............  Senior Vice President and                Senior Vice President and
                                   Treasurer                                Treasurer of FAM; Senior Vice
                                                                            President and Treasurer of
                                                                            Princeton Services; Vice President
                                                                            and Treasurer of MLFD
-----------------------------------------------------------------------------------------------------------------
Ronald L. Welburn ...............  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
-----------------------------------------------------------------------------------------------------------------
Anthony Wiseman .................  Senior Vice President                    Senior Vice President of FAM;
                                                                            Senior Vice President of Princeton
                                                                            Services
=================================================================================================================



         (b) Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") acts as sub-adviser for the following registered investment companies: Merrill Lynch EuroFund, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch International Equity Fund and Merrill Lynch Short-Term Global Income Fund, Inc. The address of each of these investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of MLAM U.K. is Milton Gate, 1 Moor Lane, London EC2Y 9HA, England.


         Set forth below is a list of each executive officer and director of MLAM U.K. indicating each business, profession, vocation or employment of a substantial nature in which each person has been engaged since July 1, 1994, for his or her own account or in the capacity of director, officer, partner or trustee. In addition, Messrs. Zeikel, Albert, Bascand, Glenn, Richard and Yardley are officers of one or more of the registered investment companies listed in the first two paragraphs of this Item 28:




-----------------------------------------------------------------------------------------------------------------------
                  Name                    Position with MLAM U.K.                     Other Substantial Business,
                                                                                        Profession, Vocation or
                                                                                              Employment
-----------------------------------------------------------------------------------------------------------------------
Arthur Zeikel..........................   Director and Chairman                     President of the Manager and
                                                                                    FAM; President and Director of
                                                                                    Princeton Services, Director of
                                                                                    MLFD; Executive Vice
                                                                                    President of  ML & Co.
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Alan J. Albert.........................   Senior Managing Director                  Vice President of the Manager
-----------------------------------------------------------------------------------------------------------------------
Terry K. Glenn.........................   Director                                  Executive Vice President of
                                                                                    the Manager and FAM;
                                                                                    Executive Vice President and
                                                                                    Director of Princeton Services;
                                                                                    President and Director of
                                                                                    MLFD; Director of MLFDS;
                                                                                    President of Princeton
                                                                                    Administrators
-----------------------------------------------------------------------------------------------------------------------
Adrian Holmes..........................   Managing Director                         Director of Merrill Lynch
                                                                                    Global Asset Management
-----------------------------------------------------------------------------------------------------------------------
Andrew John Bascand....................   Director                                  Director of Merrill Lynch
                                                                                    Global Asset Management
-----------------------------------------------------------------------------------------------------------------------
Edward Gobora..........................   Director                                  Director of Merrill Lynch
                                                                                    Global Asset Management
-----------------------------------------------------------------------------------------------------------------------
Richard Kilbride.......................   Director                                  Director of Merrill Lynch
                                                                                    Global Asset Management
-----------------------------------------------------------------------------------------------------------------------
Robert M. Ryan ........................   Director                                  Vice President, Institutional
                                                                                    Marketing, Debt and Equity
                                                                                    Group, Merrill Lynch Capital
                                                                                    Markets from 1989 to 1994
-----------------------------------------------------------------------------------------------------------------------
Gerald M. Richard......................   Senior Vice President                     Senior Vice President and
                                                                                    Treasurer of the Manager and
                                                                                    FAM; Senior Vice President
                                                                                    and Treasurer of Princeton
                                                                                    Services; Vice President and
                                                                                    Treasurer of MLFD
-----------------------------------------------------------------------------------------------------------------------
Stephen J. Yardley.....................   Director                                  Director of Merrill Lynch
                                                                                    Global Asset Management
-----------------------------------------------------------------------------------------------------------------------
Carol Ann Langham......................   Company Secretary                         None
-----------------------------------------------------------------------------------------------------------------------
 Debra Anne Searle.....................   Assistant Company Secretary               None
-----------------------------------------------------------------------------------------------------------------------

ITEM 29.          PRINCIPAL UNDERWRITERS.


(a) MLFD acts as the principal underwriter for the Registrant, placement agent for Merrill Lynch Index Trust and as principal underwriter for each of the open-end investment companies referred to in the first two paragraphs of Item 28 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc., and MLFD also acts as principal underwriter for the following closed-end funds: Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Municipal Strategy Fund, Inc.



(b) Set forth below is information concerning each director and officer of MLFD. The principal business address of each such person is Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Aldrich, Breen, Crook, Fatseas and Wasel is One Financial Center, Boston, Massachusetts 02111-2646.




=====================================================================================================================
                 (1)                                        (2)                                      (3)
                                                   Positions and Offices                    Positions and Offices
                Name                               with the Distributor                        with Registrant
---------------------------------------------------------------------------------------------------------------------
Terry K. Glenn....................... President and Director                                      President
---------------------------------------------------------------------------------------------------------------------
Arthur Zeikel ....................... Director                                                      None
---------------------------------------------------------------------------------------------------------------------
Philip L. Kirstein .................. Director                                                      None
---------------------------------------------------------------------------------------------------------------------
William E. Aldrich .................. Senior Vice President                                         None
---------------------------------------------------------------------------------------------------------------------
Robert W. Crook ..................... Senior Vice President                                         None
---------------------------------------------------------------------------------------------------------------------
Kevin P. Boman ...................... Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
Michael J. Brady .................... Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
William M. Breen .................... Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
Mark A. DeSario.....................  Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
James T. Fatseas .................... Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
Debra W. Landsman-Yaros.............. Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
Michelle T. Lau ..................... Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
Gerald M. Richard.................... Vice President and Treasurer                                Treasurer
---------------------------------------------------------------------------------------------------------------------
Salvatore Venezia.................... Vice President                                                None
---------------------------------------------------------------------------------------------------------------------
William Wasel........................ Vice President                                                None
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
Robert Harris........................ Secretary                                                     None
=====================================================================================================================



Item 30.          Location of Accounts and Records.

                  All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its Transfer Agent, Merrill Lynch Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 31.          Management Services.


                  Other than as set forth under the caption "Management of the Trust" in Part A of the Registration Statement and under "Management of the Trust" in Part B of the Registration Statement, the Registrant is not party to any Management-related service contract.


Item 32.          Undertakings

                  None.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 30th day of January, 1997.


                                         MERRILL LYNCH INDEX TRUST



                                         By:  /s/ Terry K. Glenn
                                              ---------------------------------
                                                  (Terry K. Glenn, President)


                     Exhibit
                     Number          Description
                     ------          -----------

                     1(a).           Declaration of Trust of Registrant*


                     1(b)            Certificate of Trust*


                     1(c)            Amendment to Declaration of Trust


                     2.              By-Laws of Registrant*

                     3.              Not applicable
                     4.              Instrument Defining Rights of Shareholders.  Incorporated by
                                     reference to Exhibits 1 and 2 above.
                     5               Management Agreement between Registrant and Merrill Lynch
                                     Asset Management, L.P.


                     6.              Placement Agent Agreement with Merrill Lynch Funds Distributor,
                                     Inc.


                     7.              Not applicable


                     8(a).           Form of Custody Agreement with Merrill Lynch Trust Company


                     8(b).           Form of Custody Agreement with State Street Bank and Trust


                     9               Licensing Agreement

                     10.             Not applicable
                     11.             Accountant's Consent
                     12.             Not applicable


                     13.             Not Applicable


                     14.             Not applicable
                     15.             Not applicable
                     16.             Not applicable


                     17(a).          Financial Data Schedules - Not applicable


                     17(b).          Powers of Attorney

                     18.             Not applicable


----------------------

*     Previously Filed.